UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC
DRIVER OPPORTUNITY PARTNERS I LP
J. ABBOTT R. COOPER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐ Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “First United”).

Item 1: On May 29, 2020, Driver received certain email messages (the “Produced Emails”) from the Office of Counsel to the General Assembly, Office of the Attorney General of Maryland in response to a request, made pursuant to the Maryland Public Information Act, for documents relating to communications concerning Driver in the possession of Maryland State Senator George Edwards. Driver is hereby filing a selection of the Produced Emails (such selection, the “Selected Emails”) as evidence of reasonable factual basis for Driver’s assertions that, prior to and during the contested election of directors at First United’s 2020 annual meeting of shareholders First United sought to influence and control the direction and outcome of the investigation by the Maryland Commissioner on Financial Regulation into Driver’s purchase of shares of First United’s common stock.

The Selected Emails consist of emails to, from and/or copying the following individuals: Gary R. Ruddell, a member of First United’s board of directors (the “Board”), Maryland State Senator George Edwards, Maryland State Delegate Wendell Beitzel, Carissa Rodeheaver, First United’s Chairman of the Board, President and CEO, John McCullough, First United’s lead independent director, Tiffany Robinson, Maryland Secretary of Labor, Keiffer Mitchell, Chief Legislative Officer, Office of the Maryland Governor

Note: The Office of the Maryland Commissioner on Financial Regulation is housed within the Maryland Department of Labor

The Selected Emails are reproduced below:

Secretary Robinson,

Senator Edwards was inquiring if you have any updated information from the Banking Commissioner on the issue with First United Bank and Trust in Garrett County. He is anxious to have this resolved, if possible.

Thank you,

Victoria Clark

Assistant to

Senator George C. Edwards

From: Carissa Rodeheaver [mailto:crodeheaver@mybank.com]
Sent: Thursday, February 13, 2020 4:46 PM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>

Subject: RE: First United Bank and Trust - Garrett County

Thank you for the update. I really appreciate the follow up.

Sent with BlackBerry Work
(www.blackberry.com)

2

From: Edwards, George Senator <George.Edwards@senate.state.md.us>

Date: Thursday, Feb 13, 2020, 12:37 PM

To: Carissa Rodeheaver <crodeheaver@mybank.com>

Subject: FW: First United Bank and Trust - Garrett County

Carissa,

We got this update from Keiffer Mitchell last night.

From: Keiffer Mitchell -GOV- [mailto:keiffer.mitchell@maryland.gov]
Sent: Wednesday, February 12, 2020 10:44 PM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>

Subject: Re: First United Bank and Trust - Garrett County

I am told that there has been lots of communication with the investor etc. Awaiting more info from banking commissioner.

Keiffer J. Mitchell, Jr.
Chief Legislative Officer
Office of The Governor
State House
Annapolis, Maryland 21401
(410) 974-3336

On Tue, Feb 11, 2020, 12:50 PM Edwards, George Senator

<George.Edwards@senate.state.md.us> wrote:

Keiffer,

According to my notes, you were going to report back within two weeks on the progress of this issue. Do you have an update for me?

Thanks,

George Edwards

From: Keiffer Mitchell -GOV- [mailto:keiffer.mitchell@maryland.gov]
Sent: Tuesday, February 11, 2020 12:56 PM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>

Subject: Re: First United Bank and Trust - Garrett County

Senator,

My notes indicate that the Banking Commissioner and the leaders of First United Banks were going to connect after the meeting and follow up with each other. I see if that took place.

Keiffer

3

On Tue, Feb 11, 2020 at 12:50 PM Edwards, George Senator

<George.Edwards@senate.state.md.us> wrote:

Keiffer,

According to my notes, you were going to report back within two weeks on the progress of this issue. Do you have an update for me?

Thanks,

George Edwards

From: Keiffer Mitchell -GOV- [mailto:keiffer.mitchell@maryland.gov]
Sent: Wednesday, January 15, 2020 5:42 PM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>

Cc: grason.wiggins1@maryland.gov; crodeheaver@MyBank.com; Tiffany Robinson -DHCD-

<tiffany.robinson@maryland.gov>; Ali Keane -GOV- <ali.keane@maryland.gov>; Erin Chase -GOV-

<erin.chase1@maryland.gov>

Subject: Re: Meeting with Governor et al

Victoria,

Thank you. I can be there on the 22nd at 9am. I am cc'ing Secretary Robinson and Ali Keane in our office to see if they can attend at that date and time. The Governor will be out of town on that day and He asked me to coordinate our folks to meet with the Senator and Delegate.

Keiffer

4

On Wed, Jan 15, 2020 at 3:46 PM Edwards, George Senator

<George.Edwards@senate.state.md.us> wrote:

Keifer,

Senator Edwards and Delegate Beitzel would like to try to schedule a meeting with the Governor, Secretary of Labor, State Banking Commissioner and Carissa Rodeheaver, CEO of First United Bank & Trust in Oakland MD. We are proposing Wednesday 1/22 at 9a.

Would you help us in this effort.

Thanks Keifer,

Victoria

From: Keiffer Mitchell -GOV- [mailto:keiffer.mitchell@maryland.gov]
Sent: Thursday, March 26, 2020 4:40 PM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>

Subject: Re: FW: FUNC Press Release re Settlement Negotiations

Thanks Victoria. I will let the Secretary know. As you can imagine, the Secretary has been quite busy dealing with the covid-19 crisis and figuring out unemployment benefits and other labor issues. Thanks for patience.

Keiffer

Keiffer J. Mitchell, Jr.
Chief Legislative Officer
Office of The Governor
State House
Annapolis, Maryland 21401
(410) 974-3336

On Thu, Mar 26, 2020, 4:32 PM Edwards, George Senator

<George.Edwards@senate.state.md.us> wrote:

Keiffer,

Senator Edwards sent an email to Secretary Robinson on 3/12 asking for an update on the issue with First United Bank and Trust and then followed up earlier this afternoon with another request. The Senator wanted you to know that there’s been no response from the office even after the 3/12 email. Also attached is Gary Ruddell’s follow up email.

Would you check on this and see what the status is and what’s being done please?

Thank you,

Victoria

5

From: Edwards, George Senator
Sent: Thursday, March 26, 2020 2:27 PM
To: 'tiffany.robinson@maryland.gov' <tiffany.robinson@maryland.gov>; 'andrew.fulginiti@maryland.gov' <andrew.fulginiti@maryland.gov>

Cc: 'Wendell Beitzel' <wrbeitzel@gmail.com>; Gary Ruddell (gruddell@totalbizfulfillment.com) <gruddell@totalbizfulfillment.com>; crodeheaver@MyBank.com

Subject: FW: FUNC Press Release re Settlement Negotiations
Importance: High

Secretary Robinson,

We keep hearing from Keiffer Mitchell that you all are on this. Delegate Beitzel and I would like to know what is being done ASAP. I know you have a lot on your plate at the moment, but this is a very important issue in our part of the State and we would like to have some action on this.

George Edwards

6

From: Gary Ruddell [mailto:gruddell@totalbizfulfillment.com]
Sent: Thursday, March 26, 2020 10:16 AM
To: Edwards, George Senator <George.Edwards@senate.state.md.us>; Wendell Beitzel (wrbeitzel@gmail.com) <wrbeitzel@gmail.com>

Cc: Carissa L. Rodeheaver, CPA CFP (crodeheaver@MyBank.com)

<crodeheaver@MyBank.com>; John McCullough (john.mcc@verizon.net)

<john.mcc@verizon.net>; Mark Widmyer (mark.widmyer1@maryland.gov)

<mark.widmyer1@maryland.gov>

Subject: FW: FUNC Press Release re Settlement Negotiations

Dear George and Wendell:

As a life-long Maryland resident and business owner who has been directly banked by First United Bank and Trust, I am deeply disappointed and troubled by the continued formal inaction of the Maryland of the Commissioner of Financial Regulation and the Maryland Attorney General’s Office.

Driver Management, Inc. a New York based investor, bought shares and increased it’s holding of First United Bank and Trust shares (6% ownership). According to Maryland banking laws Driver Management, Inc. after buying a percentage of shares was required by Maryland to follow certain Maryland banking regulations. The Maryland Commissioner of Financial Regulation was made aware of the situation in summer 2019. This Maryland office later in 2019 found a potential violation of the Maryland regulation. Why has there been no action of opening a formal investigation against Driver Management Inc. by whichever State of Maryland agency has jurisdiction?

The Maryland law is on the books to create a balanced playing field in the banking and with other Maryland businesses. Why would the State of Maryland permit by it’s inaction allow a predatory out-of-state shareholder to undermine a Western Maryland regional community bank? If this New York based-firm is allowed to circumvent Maryland regulations or laws does it not create open season on other Maryland headquartered banks or businesses? Who will be next?

A costly proxy fight is on the immediate horizon. The inaction of a formal investigation and its findings in addition compromises the employment of hundreds of Maryland residents; banking services to Total Biz Fulfillment, Inc.; and First United’s continued regional community support.

I request an immediate opening of a formal investigation. I am also a Director of the Board of Director for First United but I am NOT speaking for the Board or First United Bank and Trust’s management.

Best Regards,

Gary R. Ruddell

President

E: gruddell@totalbizfulfillment.com

Direct: 301.895.3889

Cell: 301.501.0441

1 Corporate Drive

Grantsville, Maryland, USA 21536

7

—— Forwarded message ——
From: Gary Ruddell <gruddell@totalbizfulfillment.com>

To: "Edwards, George Senator" <George.Edwards@senate.state.md.us>, "Wendell Beitzel (wrbeitzel@gmail.com)" <wrbeitzel@gmail.com>

Cc:
Bcc:
Date: Thu, 26 Mar 2020 18:39:32 +0000
Subject: RE: FUNC Press Release re Settlement Negotiations

Thanks George for your quick action and copying Wendell, Carissa and I in on this matter.

Driver Management, Inc. is the type of capitalist that gives all capitalists very bad names. He after the quick buck and then he and his associates dump their stock. There is no investing what-so-ever in the local community. Driver insists that First United Bank and Trust be offered for sale on the open market. He will not accept anything less. A sale of First United Bank and Trust under his scenario would absolutely reduce the Garrett County bank head count—(200-250 Garrett Countians) the Operations Center on 219 would certainly close and employees be without a job. A large bank would be the likely purchaser—and decisions on loans would come from a headquarters not associated at all with this Western Maryland and northern West Virginia communities.

Driver Management has gone after two other Virginia banks and did damage to them. He has a following of large investors who would likely dump their stock holdings in First United.

First United Bank and Trust has a strategic plan that would long-term reward stockholders, stakeholders and the community much more as a stand-a-lone bank than as this capitalist malefactor would provide.

Best Regards,

Gary R. Ruddell

President

E: gruddell@totalbizfulfillment.com

Direct: 301.895.3889

Cell: 301.501.0441

1 Corporate Drive

Grantsville, Maryland, USA 21536

8

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its director nominee at the 2021 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”) and J. Abbott R. Cooper.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 360,737 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity owns directly 360,737 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity.

9